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                                                                      EXHIBIT 5


              [STROBL CUNNINGHAM CARETTI & SHARP LETTERHEAD, P.C.]





                                  July 29, 1999


Capitol Bancorp Ltd.
200 Washington Square North
Fourth Floor
Lansing, Michigan 48933

         RE:      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as special counsel to Capitol Bancorp Ltd., a Michigan corporation (the "Corporation") in connection with the Registration Statement on Form S-3 being filed contemporaneously by the Corporation with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"). The Registration Statement covers (a) 1,700,000 shares of the Corporation's Common Stock, no par value, which the Corporation expects to issue in the public offering being conducted pursuant to the Registration Statement; (b) 100,000 shares of Common Stock which have been included in the Registration Statement for the account of an individual identified in the Registration Statement as the "Selling Stockholder"; and (c) 270,000 shares to cover over-allotments.

         We have examined the Articles of Incorporation and the By-Laws of the Corporation, both as amended to date, the corporate resolutions of the Corporation relating to the issuance of the Common Stock, the Registration Statement and such other instruments and documents as we have deemed relevant under the circumstances. In making these examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as photostatic copies. We have also assumed that the corporate records furnished to us by the Corporation include all corporate proceedings taken by the Corporation to date in connection with the issuance of the Common Stock.

         Based upon and subject to the foregoing, we are of the opinion that:


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Capitol Bancorp Ltd.
Page 2
July 29, 1999


         (1) The Corporation has been duly incorporated and is validly existing as a Corporation in good standing under the laws of the State of Michigan.

         (2) The shares of stock of the Selling Stockholder registered under the Registration Statement have been duly and validly authorized and issued and are fully paid and non-assessable.

         (3) The Corporation has corporate authority to issue the shares of Common Stock proposed to be issued and offered as described in the Registration Statement.

         (4) The shares of Common Stock proposed to be issued and offered by the Corporation as set forth in the Registration Statement have been duly authorized and when and if issued and delivered upon receipt of the full consideration therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Corporation.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our firm name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                                 STROBL CUNNINGHAM CARETTI &
                                                 SHARP, P.C.


                                                 By:  /s/ John Sharp
                                                    -------------------------
                                                      John Sharp


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